Exhibit 99.1

Front Yard Residential Announces Termination of Merger Agreement with Amherst and Provides Business Update

May 4, 2020

CHRISTIANSTED, U.S. Virgin Islands, May 04, 2020 (GLOBE NEWSWIRE) — Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) announced today that the Company and Amherst Residential, LLC (“Amherst”) have agreed to terminate the previously announced merger agreement pursuant to which Amherst would have acquired Front Yard, and the parties have entered into a settlement agreement with respect to the termination.

In connection with the termination of the merger agreement, Amherst has agreed to pay a $25 million fee to Front Yard, purchase 4.4 million shares of Front Yard common stock in a primary issuance at $12.50 per share for an aggregate purchase price of $55 million and provide a $20 million committed two-year unsecured loan facility to Front Yard.

“While we are disappointed that the transaction with Amherst will not close, we believe that we have reached an outcome that will allow the Company to focus on delivering long-term shareholder value while putting it in a strong financial position going forward,” said George Ellison, Front Yard’s Chief Executive Officer. “We are pleased that the business performed well in the first quarter, which has continued into April.”

•	Rental revenues increased to $54.3 million for the first quarter of 2020, up 4.3% over the fourth quarter of 2019.

•

The first quarter of 2020 was Front Yard’s best ever operational quarter with Core Funds from Operations (“FFO”) of $0.12 per diluted share, an improvement of $0.07 per diluted share over the fourth quarter 2019.[1]

•	March 31, 2020 was Front Yard’s best ever stabilized leased percentage of 97.0%, up 200 basis points from 95.0% as of December 31, 2019.

•	April rent collections exceeded 99% of Front Yard’s trailing 12-month average and stabilized leased percentage increased to 97.7% at April 30, 2020.

1	Core FFO is a non-GAAP measure. Refer to the Reconciliation of Non-GAAP Financial Measures section for further information and reconciliation to GAAP net loss.

“We are pleased to have reached an agreement with Front Yard on an alternate transaction that builds on our long relationship with the Front Yard team,” said Sean Dobson, Chairman of the Board and Chief Executive Officer, Amherst Holdings, LLC. “The unprecedented global health crisis has made the integration of the organizations too operationally complex and uncertain at this time, and we believe this equity investment is the best path forward for both companies’ investors, employees and stakeholders. In our thorough due diligence, we have become even more impressed with Front Yard’s management team and the strength of their platform. We are proud to continue our partnership as a long-term shareholder, and with our investment we are confident that Front Yard is well positioned to capitalize on positive industry fundamentals, deliver a return on our investment and achieve long-term growth.”

First Quarter 2020 Financial Results

GAAP net loss for the first quarter of 2020 was $20.2 million, or $0.37 per diluted share, compared to a net loss of $18.5 million, or $0.35 per diluted share, for the first quarter of 2019.

About Front Yard

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard’s tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. These risks and uncertainties include: our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to implement our business strategy; risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; our ability to make distributions to stockholders; our ability to integrate newly acquired rental assets into the portfolio; the ability to successfully perform property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-

family rental properties; our ability to acquire single-family rental properties generating attractive returns; our ability to sell non-core assets on favorable terms or at all; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to deploy the net proceeds from financings or asset sales to acquire assets in a timely manner or at all; our ability to maintain adequate liquidity and meet the requirements under its financing arrangements; our ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the results of our strategic alternatives review and risks related thereto; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission (“SEC”). In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the Investors section of our website at www.frontyardresidential.com and on the SEC’s website at www.sec.gov.

Front Yard Residential Corporation

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2020	2019
Revenues:
Rental revenues	$54,328	$52,625

Total revenues	54,328	52,625

Expenses:
Residential property operating expenses	18,861	18,437
Property management expenses	4,171	3,675
Depreciation and amortization	20,366	22,385
Acquisition and integration costs	69	2,211
Impairment	235	1,020
Mortgage loan servicing costs	—	387
Interest expense	19,496	21,510
Share-based compensation	1,487	1,119
General and administrative	7,591	5,766
Management fees to AAMC	3,584	3,575

Total expenses	75,860	80,085

Net gain on real estate and mortgage loans	1,533	8,777

Operating loss	(19,999)	(18,683)
Casualty losses	(287)	(393)
Insurance recoveries	63	527
Other income	8	49

Loss before income taxes	(20,215)	(18,500)
Income tax expense	—	8

Net loss	$(20,215)	$(18,508)

Loss per share of common stock - basic:
Loss per basic share	$(0.37)	$(0.35)
Weighted average common stock outstanding - basic	53,943,434	53,630,204
Loss per share of common stock - diluted:
Loss per diluted share	$(0.37)	$(0.35)
Weighted average common stock outstanding - diluted	53,943,434	53,630,204
Dividends declared per common share	$0.15	$0.15

Front Yard Residential Corporation

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets:
Real estate held for use:
Land	$398,643	$398,840
Rental residential properties	1,713,406	1,707,043
Real estate owned	12,147	16,328

Total real estate held for use	2,124,196	2,122,211
Less: accumulated depreciation	(224,985)	(206,464)

Total real estate held for use, net	1,899,211	1,915,747
Real estate assets held for sale	8,298	14,395
Cash and cash equivalents	32,299	43,727
Restricted cash	31,796	34,282
Accounts receivable	7,025	9,235
Goodwill	13,376	13,376
Prepaid expenses and other assets	21,485	22,360

Total assets	$2,013,490	$2,053,122

Liabilities:
Repurchase and loan agreements	$1,637,466	$1,644,230
Accounts payable and accrued liabilities	60,766	64,619
Payable to AAMC	4,140	5,014

Total liabilities	1,702,372	1,713,863

Commitments and contingencies	—	—
Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 54,112,374 shares issued and outstanding as of March 31, 2020 and 53,933,575 shares issued and outstanding as of December 31, 2019	541	539
Additional paid-in capital	1,190,018	1,189,236
Accumulated deficit	(859,080)	(830,602)
Accumulated other comprehensive loss	(20,361)	(19,914)

Total equity	311,118	339,259

Total liabilities and equity	$2,013,490	$2,053,122

Front Yard Residential Corporation

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

In evaluating Front Yard’s financial performance, management reviews Funds from Operations (“FFO”) and Core Funds from Operations (“Core FFO”), which exclude certain items from Front Yard’s results under U.S. generally accepted accounting principles (“GAAP”). These metrics are non-GAAP performance measures that Front Yard believes are useful to assist investors in gaining an understanding of the trends and operating metrics for Front Yard’s core business. These non-GAAP measures should be viewed in addition to, and not in lieu of, Front Yard’s reported results under U.S. GAAP.

The following provides related definitions of, and a reconciliation of Front Yard’s U.S. GAAP results to FFO and Core FFO for the period presented:

FFO and Core FFO: FFO is a supplemental performance measure of an equity real estate investment trust (“REIT”) used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments.

We believe that FFO is a meaningful supplemental measure of our overall operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, FFO provides a measure of our returns on our investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of FFO as a measure of our performance is limited.

Our Core FFO begins with FFO and is adjusted for share-based compensation; acquisition and integration costs; non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives; and other non-comparable items, as applicable. We believe that Core FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as FFO and is further helpful as it provides a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. Because Core FFO, similar to FFO, captures neither the changes in the value of the homes nor the level of capital expenditures to maintain them, the utility of Core FFO as a measure of our performance is limited.

Although management believes that FFO and Core FFO increase our comparability with other companies, these measures may not be comparable to the FFO or Core FFO of other companies because other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining Core FFO or may utilize metrics other than or in addition to Core FFO.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to FFO and Core FFO:

Three months ended March 31, 2020
GAAP net loss	$(20,215)
Adjustments to determine FFO:
Depreciation and amortization	20,366
Impairment	235
Net gain on real estate and mortgage loans	(1,533)

FFO	(1,147)
Adjustments to determine Core FFO:
Acquisition and integration costs	69
Non-cash interest expense	2,743
Share-based compensation	1,487
Other adjustments	3,447

Core FFO	$6,599

Weighted average common stock outstanding—basic and diluted	53,943,434
FFO per share—basic and diluted	$(0.02)
Core FFO per share—basic and diluted	$0.12

FOR FURTHER INFORMATION CONTACT:

Investor Relations

T: 1-704-558-3068

E: IR@fyrhomes.com

Source: Front Yard Residential Corporation